EMPLOYMENT AGREEMENT


          AGREEMENT made as of this January 7, 1999 by and between Centennial Cellular Corp., a corporation organized and subsisting under the laws of Delaware (the "Company"), and Rudy J. Graf, an individual residing at 267 Beachfront, Manasquan, NJ 08736 ("Employee").

                              W I T N E S S E T H:

          WHEREAS:

          A. The Employee is presently employed by the Company as its President, Chief Operating Officer and Director.

          B. The Company desires to continue to employ the Employee in such capacity under the terms, provisions and conditions set forth herein.

          C. Employee is willing to accept such continued employment under the terms, provisions and conditions set forth herein.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which is mutually acknowledged, it is agreed by and between the parties as follows:

          1. Representations and Warranties
             ------------------------------

          1.1 Employee represents and warrants that he is not subject to any restrictive covenants or other agreements or legal restrictions in favor of any





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person which would in any way preclude, inhibit, impair or limit his employment by the Company or the performance of his duties, all as contemplated herein.

          2. Employment
             ----------

          2.1 The Company hereby employs Employee and Employee accepts such employment as Chief Operating Officer of the Company upon the terms and conditions set forth in this Agreement. As its Chief Operating Officer, Employee shall supervise and be responsible for the operations and administration of the business activities of the Company, subject to the direction and control of the Chief Executive Officer of the Company and the Board of Directors of the Company.

          2.2 Subject to Employee's election as such by the Board of Directors, Employee agrees to act and serve as President of the Company and as President or such other officer of one or more of the Subsidiaries as may be determined by the Board of Directors and, if duly elected, agrees further to serve and act as a director of the Company and such Subsidiaries. Employee agrees to adhere to all fiduciary duties and responsibilities inherent in the office of President of the Company and as an officer of the Subsidiaries and, if elected, as a director of the Company and such Subsidiaries, and shall comply with all applicable laws relating to same.

          3. Place of Employment
             -------------------

          3.1 Employee shall render his services where and as required by the Company, it being understood and agreed, however, that employee's base of operations shall be the Monmouth County area of New Jersey and that Employee shall not be required to render services on a permanent basis outside of said



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region. In conformance with the foregoing and not in limitation thereof,
Employee agrees to take such trips outside said area from time to time as shall be consistent with or reasonably necessary in connection with his duties.

          4. Term
             ----

          4.1 This Agreement shall become effective, and Employee shall commence his employment under this Agreement, beginning at the "Effective Time" (as such term is defined in the Agreement and Plan of Merger dated as of July 2, 1998 by and between the Company and CCW Acquisition Corp.). Unless earlier terminated as provided in this Agreement, the term of Employee's employment under this Agreement shall be for a period commencing at the Effective Time and ending on May 31, 1999 (such period from the Effective Time through May 31, 1999 being referred to herein as the "Term").

          4.2 In the event that Employee's employment under this Agreement has not been terminated prior to May 1, 1999, the parties hereto agree that within the last thirty days of the Term, they shall meet to negotiate the terms and provisions relating to renewal or extension of this Agreement, it being understood and agreed that nothing herein shall obligate either of the parties to agree to any such renewal or extension. Employee shall be free to negotiate with other potential employers during such 30 day period but shall not solicit or seek out employment with, entertain offers of employment from, or disclose the contents or nature of this Agreement to, any person or entity prior to May 1, 1999, other than disclosure of the contents or nature of this Agreement to
(i) the Company's authorized representatives and (ii) Employee's spouse and personal accountant and attorney on a confidential basis.



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          5. Compensation
             ------------

          5.1 As compensation for the complete and satisfactory performance by the Employee of the services to be rendered by him hereunder and the fulfillment by Employee of all of his obligations herein, the Company shall pay Employee a base salary (the "Base Salary") at the rate of $226,800 per year, payable in regular intervals on such days as the Company normally pays its employees and subject to such withholdings as may be required by law.

          5.2 In accordance with the Company's management bonus plan as in effect from time to time, the Company shall pay Employee a bonus of up to $200,000 subject to achievement of the Fiscal 1999 Plan to be approved by the Board of Directors of the Company. Any bonus amounts paid as described above will be paid within thirty days from the close of the Company's fiscal year ending May 31, 1999.

          5.3 Promptly following the Effective Time the Company will issue to Employee shares of Class A Common Stock ("Common Stock") of the Company on a "restricted stock" basis having a value of $750,000 on the date of issue (the "Restricted Stock"). Such shares of Restricted Stock will be issued to Employee in consideration of his services under this Agreement and will be subject to the terms and conditions of a restricted stock purchase agreement to be entered into by the Company and Employee that will provide, among other things, (i) for registration of such shares on Form S-8 or, in the absence of such registration, "piggy-back" registration rights on customary terms reasonably acceptable to the Company and (ii) that the Employee shall have the right, but not the obligation, of requiring the Company to repurchase up to 75% of such shares of Restricted Stock (the "Put Right") at a purchase price equal the original value of such shares of Restricted Stock on the date of issue of such shares (the "Original



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

Issue Price") if Employee elects to leave the Company at the end of the Term. The remaining 25% of such shares of Restricted Stock shall not be subject to the Put Right and shall be free and clear of any other restriction on the transferability thereof (other than as imposed by applicable law).

          5.4 Immediately after the Effective Time the Company will issue stock options to Employee exercisable for up to 120,000 shares of Common Stock at a purchase price of $41.50 per share. Such stock options will be subject to the terms and conditions of a stock option agreement to be entered into by the Company and Employee providing, among other things, for vesting over a four year period and performance vesting criteria in accordance with the Company's option plan as in effect from time to time.

          6. Reimbursement for Business Expenses; Fringe Benefits
             ----------------------------------------------------

          6.1 The Company agrees that all reasonable expenses incurred by Employee in the discharge and fulfillment of his duties for the Company, as set forth in Section 2, will be reimbursed or paid by the Company upon written substantiation signed by Employee, itemizing said expenses and containing all applicable vouchers.

          6.2 The Company agrees that it will cause Employee to be insured under such group life, medical, major medical and disability insurance that the Company may maintain and keep in force from time to time during the Term for the benefit of all the Company employees, subject to the terms, provisions and conditions of such insurance and the agreements with underwriters relating to same.



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

          7. Exclusivity
             -----------

          7.1 During the Term, Employee agrees to devote his services and his best energies and abilities, exclusively, to the business and activities of the Company, including any Subsidiaries, and not engage or have an interest in or perform services for any other business or entity of any kind or nature; provided, however, that nothing herein shall (i) prevent Employee from investing in (but not rendering services to) other businesses which are not competitive in any manner with the business then being conducted by the Company or any of its Subsidiaries or (ii) prohibit the Employee's ownership of not more than two percent (2%) of the total shares of all classes of stock outstanding of any publicly held company. The Company acknowledges that Employee is an investor in a real estate holding company and acknowledges that such investment shall not be deemed to violate this Section 7.1 as long as such company is not competitive with the business being conducted by the Company or any of its Subsidiaries.

          8. Confidentiality
             ---------------

          8.1 The Employee hereby covenants, agrees and acknowledges as follows:

          (a) The Employee has and will have access to and will participate in the development of or be acquainted with confidential or proprietary information and trade secrets related to the business of the Company and any present or future subsidiaries or affiliates of the Company (collectively with the Company, the "Companies"), including but not limited to (i) customer lists; related records and compilations of information; the identity, lists or descriptions of any new customers, referral sources or organizations; financial statements; cost reports or other financial information; contract proposals or bidding information; business plans; training and operations methods and manuals; personnel records; -



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

     software programs; reports and correspondence; and management systems, policies or procedures, including related forms and manuals; (ii) information pertaining to future developments such as future marketing or acquisition plans or ideas, and potential new business locations and (iii) all other tangible and intangible property, which are used in the business and operations of the Companies but not made public. The information and trade secrets relating to the business of the Companies described hereinabove in this paragraph (a) are hereinafter referred to collectively as the "Confidential Information", provided that the term Confidential Information shall not include any information (x) that is or becomes generally publicly available (other than as a result of violation of this Agreement by the Employee), (y) that the Employee receives on a nonconfidential basis from a source (other than the Companies or their representatives) that is not known by him to be bound by an obligation of secrecy or confidentiality to any of the Companies or (z) that was in the possession of the Employee prior to disclosure by the Companies.

          (b) The Employee shall not disclose, use or make known for his or another's benefit any Confidential Information or use such Confidential Information in any way except as is in the best interests of the Companies in the performance of the Employee's duties under this Agreement. The Employee may disclose Confidential Information when required by a third party and applicable law or judicial process, but only after providing immediate notice to the Company at any third party's request for such information, which notice shall include the Employee's intent with respect to such request.

          (c) The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 8.1 would be



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     inadequate and, therefore, agrees that the Companies shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach by the Employee (and the Employee hereby waives any requirement that any of the Companies provide a bond or other security in connection with the issuance of any such injunction); provided, however, that nothing contained herein shall be construed as prohibiting the Companies from pursuing any other rights and remedies available for any such breach or threatened breach.

          (d) The Employee agrees that upon termination of his employment with the Company for any reason, the Employee shall forthwith return to the Company all Confidential Information in whatever form maintained (including, without limitation, computer discs and other electronic media).

          (e) The obligations of the Employee under this Section 8 shall, except as otherwise provided herein, survive the termination of the Term and the expiration or termination of this Agreement.

          (f) Employee hereby expressly agrees that the foregoing provisions of this Section 8 shall be binding upon the Employee's heirs, successors and legal representatives.

          9. Restrictive Covenants
             ---------------------

          9.1 During the Term and during the two year period following the end of the Term for any reason whatsoever (or, if later, the two year period following termination of the Employee's employment with the Company), the Employee shall not directly or indirectly (i) induce or attempt to induce any employee of any of the Companies to leave the employ of any of such Companies,
(ii) hire or cause any other person to hire any employee of any of the Companies



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

or (iii) in any way interfere with the relationship between any of the Companies and any employee thereof; provided, however, that it shall not constitute a violation of clause (ii) of this Section 9.1 if (1) Employee is employed by an employer that receives an unsolicited inquiry regarding employment from an employee of any of the Companies, (2) such employee is hired by such employer without Employee's knowledge or involvement for a position in a division or subsidiary unrelated to the division or subsidiary in which Employee is employed and/or for which Employee performs services and (3) such employee does not in fact report to, or work under the direct or indirect supervision of, Employee. Nothing in this Section 9 shall prohibit the Employee from hiring or causing another person to hire any former employee of any of the Companies six months or more following the cessation of such former employee's employment with the Companies.

          10. Death - Permanent Incapacity
              ----------------------------

          10.1 The death of the Employee during the Term shall effect an immediate fulfillment of this Agreement, in which event all Base Salary and all Bonus amounts that would have been payable to Employee during the remaining portion of the Term had the Employee continued his employment with the Company for such portion of the Term shall be paid to Employee's estate or legal representatives in a lump sum.

          Upon termination of this Agreement by reason of Employee's death, Employees representative or estate shall have the right and option of requiring the Company to repurchase up to 75% of the Restricted Stock issued to Employee as provided in Section 5.3 at the Original Issue Price per share of Restricted Stock as if Employee had left at the end of the Term as specified in said
Section 5.3.



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

          10.2 In the event Employee suffers a disability which prevents him from performing his/her services hereunder (herein called "Disability"), and such Disability continues for longer than 90 days, Employee shall be deemed to have suffered a Permanent Incapacity, in which event the Company shall have the right to terminate this Agreement upon not less than sixty days' notice to Employee, and this Agreement shall terminate on the date set forth therefor in said notice.

          Upon termination of this Agreement by reason of such Permanent Incapacity, Employee shall have the right and option of requiring the Company to repurchase up to 75% of the Restricted Stock issued to Employee as provided in
Section 5.3 at the Original Issue Price per share of Restricted Stock as if Employee had left at the end of the Term as specified in said Section 5.3.

          10.3 In the event there is a dispute between the parties as to whether or not Employee has suffered a Permanent Incapacity, same shall be determined by an impartial physician located in the City of New York to be agreed upon by the parties or, failing agreement by the parties, within 10 days of a written request by either of the parties to the other, such a physician as may then be designated by the acting President of the New York Academy of Medicine. If he fails or is unable to designate such impartial physician, then one designated by the Chief of Medicine at one of the following hospitals located in New York City and selected by the Company: (i) New York Hospital, (ii) Columbia Presbyterian Hospital, (iii) New York University (or Tisch) Hospital, (iv) Mt. Sinai Hospital, and if no such hospital shall designate such physician, as designated by the American Arbitration Association. The determination of any such chief of medicine shall be final and binding upon the parties hereto.



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          11. Termination
              -----------

          11.1 In addition to termination pursuant to Section 10, Employee's employment hereunder may be terminated for "cause". "Cause" for purposes of this Agreement shall mean the following:

          (A) an indictment for or conviction of the Employee of, or the entering of a plea of nolo contendere by the Employee with respect to, having committed a felony involving moral turpitude, (B) abuse of controlled substances or alcohol (in the case of alcohol abuse, that has a material adverse affect on Employee's performance of his obligations under this Agreement), or acts of dishonesty or moral turpitude by the Employee that are materially detrimental to one or more of the Companies, (C) acts or omissions by the Employee that the Employee knew or reasonably should have known would materially damage the business of one or more of the Companies, (D) negligence by the Employee in the performance of, or disregard by the Employee of, his material obligations under this Agreement or otherwise relating to his employment, which negligence or disregard continue unremedied for a period of fifteen (15) days after written notice thereof to the Employee or (E) failure by the Employee to obey the reasonable and lawful orders and policies of the Board of Directors that are consistent with the provisions of this Agreement.

          11.2 In the event the Company terminates this Agreement and Employee's employment other than for "cause" or for death or disability, Employee shall be entitled, in addition to whatever other rights and remedies which may be available to him, to the following: (i)



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the balance of payments of Base Salary for the remaining portion of the Term, to be paid at the times they would otherwise have become payable to Employee pursuant to the terms of this Agreement, (ii) subject to the terms of the Company's Fiscal 1999 Plan, a full cash bonus payable for the fiscal year, and
(iii) the exercise of the right and option to cause the Company to repurchase
75% of the Restricted Stock as provided in Section 5.3 above. Additionally any restrictions on the sale of shares of stock previously issued to Employee shall be deemed inoperative and of no further force and effect subject, however, to the provisions of applicable law and regulation.

          11.3 Employee shall be deemed to have been terminated without cause if, without Employee's written consent, (i) he is not elected President of the Company during the Term and is not designated Chief Operating Officer of the Company during the Term, (ii) his Base Salary is reduced, (iii) he is relocated in violation of Section 3.1 or (iv) there has been a material diminution in the Employee's duties or the assignment to Employee of duties which are materially inconsistent with his duties or which materially impair the Employee's ability to function as President and Chief Operating Officer of the Company, and such diminution in duties or assignment to Employee of duties materially inconsistent with his duties hereunder continues 15 days after the delivery by Employee of written notice of such events to the Board of Directors of the Company requesting that such events be cured or corrected.

          12. Vacation
              --------

          12.1 Employee shall be entitled to a vacation of three weeks duration in the aggregate during the Term at times reasonably agreeable to both Employee and the Company, it



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being understood that any portion of such vacation not taken during the Term due to the requirements of the Company shall be paid to Employee in cash at the end of the Term.

          13. Insurance
              ---------

          13.1 In addition to insurance referenced in Section 6.2, Employee agrees that the Company or any Subsidiary may apply for and secure and/or own and/or be the beneficiary of insurance on the Employees's life or disability insurance (in each instance in amounts determined by the Company), and Employee agrees to cooperate fully in the applying and securing of same, including the submission to various physical and other examinations and the answering of questions and furnishing of information as may be required by various insurance carriers. However, nothing contained herein shall require the Company to obtain any such life or disability insurance.

          14. Miscellaneous
              -------------

          14.1 This Agreement is being delivered in the State of New York and shall be construed and enforced in accordance with the laws of such State applicable to contracts made and fully to be performed therein, and without any reference to any rules of conflicts of laws.

          14.2 Except as may herein otherwise be provided, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed, first class postage prepaid, registered or certified mail, return receipt requested, or if sent by telecopier or overnight express delivery service, (a) to Employee at his address set forth on the signature page hereof or at such other address as Employee may have notified the Company sent by registered or certified mail, return receipt requested, or by telecopier or overnight express delivery service, or (b) if to the Company, at its


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address set forth on the signature page hereof, attention: Chairman of the
Board, or at such other address as the Company may have notified Employee in writing sent by registered or certified mail, return receipt requested, or by telecopier or overnight express delivery service. Notice shall be deemed given
(i) upon personal delivery, or (ii) on the date of receipt, when sent prepaid, in the U.S. mail, return receipt requested, (iii) on the date sent by telecopier if the addressee has compatible receiving equipment and provided the transmittal is made on a business day during the hours of 9:00 A.M. to 6:00 P.M. of the receiving party and if sent on other times, on the immediately succeeding business day with proof of transmission, or (iv) on the first business day immediately succeeding delivery to the express overnight carrier for the next business day delivery.

          14.3 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party shall deliver such further instruments and take such further action as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement. This Agreement represents the entire understanding of the parties with reference to the transaction set forth herein and neither this Agreement nor any provision thereof may be modified, discharged or terminated except by an agreement in writing signed by the party against whom the enforcement of any waiver, change, discharge or termination is sought. Any waiver by either party of a breach of any provision of this Agreement must be in writing and no waiver of a particular breach shall operate as or be construed as a waiver of any subsequent breach thereof.



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          14.4 "Subsidiaries" or "Subsidiary" shall include and mean any corporation, partnership or other entity 50% or more of the then issued and outstanding voting stock is owned directly or indirectly by the Company in the instance of a Corporation, and 50% or more of the interest in capital or in profits is owned directly or indirectly by the Company in the instance of a partnership and/or other entity, or any corporation, partnership, venture or other entity, the business of which is managed by the Company or any of its Subsidiaries.



















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          IN WITNESS WHEREOF, the parties hereto have executed and have caused this Agreement to be executed as of the day and year first above written.

                                      CENTENNIAL CELLULAR CORP.



                                      By:    /s/ Peter W. Chehayl
                                      Title: Vice President



                                      Employee: /s/ Rudy J. Graf
                                                    Rudy J. Graf

                                      Title: President & Chief Operating Officer














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